                          SAFEGUARD SCIENTIFICS, INC.

                 EXHIBIT 11 - COMPUTATION OF PER SHARE EARNINGS

                 Years ended December 31, 1996, 1995 and 1994
                     (In thousands except per share data)


                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Primary earnings per common share
Net earnings.....................................................................  $  19,927  $  18,263  $  15,740
Adjustment (1)...................................................................       (832)      (771)      (656)
                                                                                   ---------  ---------  ---------
                                                                                   $  19,095  $  17,492  $  15,084
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Average common shares outstanding................................................     29,900     29,052     28,344
Average common shares equivalents................................................      1,448      1,682      1,095
                                                                                   ---------  ---------  ---------
Average number of common shares and common share equivalents outstanding.........     31,348     30,734     29,439
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Primary earnings per common share................................................  $     .61  $     .57  $     .51
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Fully diluted earnings per common share
Primary net earnings.............................................................  $  19,927  $  18,263  $  15,740
Adjustment (1)...................................................................       (832)    (1,798)    (1,781)
                                                                                   ---------  ---------  ---------
                                                                                   $  19,095  $  16,465  $  13,959
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Average common shares outstanding................................................     29,900     29,052     28,344
Average common share equivalents.................................................      1,448      1,856      1,335
                                                                                   ---------  ---------  ---------
Average number of common shares assuming full dilution...........................     31,348     30,908     29,679
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Fully diluted earnings per common share..........................................  $     .61  $     .53  $     .47
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

------------------------

(1) Net earnings are adjusted for the dilutive effect of public subsidiary common stock equivalents (primary) and convertible securities (fully diluted).

    Share and per share data have been retroactively adjusted to reflect the two-for-one split of the Company's common shares effective July 17, 1996.